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                                                                    EXHIBIT 23.2



                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Panhandle Eastern Corporation:

We consent to the use of our reports incorporated by reference in this Registration Statement on Form S-8 and to the reference to our firm under Item 3 therein. Such reports refer to changes in the method of accounting for income taxes and postretirement benefits other than pensions.

                                    /s/ KPMG Peat Marwick LLP

Houston, Texas
August 17, 1994